FOR IMMEDIATE RELEASE

CYBERKINETICS ANNOUNCES $6 MILLION PRIVATE FINANCING

FOXBOROUGH, Mass., November 4, 2004- Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN) (Cyberkinetics) announced today that it has entered into definitive purchase agreements for a $6 million private placement of newly issued shares of common stock and the concurrent issuance of warrants for the purchase of additional shares of common stock to institutional and accredited investors. The financing is subject to closing conditions and is not subject to shareholder approval.

"The proceeds from this financing will be used primarily for the continued clinical development of our first commercial product candidate, the BrainGate(TM) Neural Interface System," said Timothy Surgenor, President and CEO of Cyberkinetics Neurotechnology Systems, Inc. "In addition, this capital will enable Cyberkinetics to support earlier-stage research programs for the development of new neuroscience-based applications of our core technology."

The Company will issue an aggregate of approximately 2 million shares of common stock at a price of $3.00 per share, together with a common stock purchase warrant to purchase up to approximately 660,000 additional shares of commons stock at an exercise price of $6.00 per share. Rodman & Renshaw served as placement agent for the financing.

The shares of common stock and warrants sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States without a registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The shares and warrants were offered and sold only to institutional and accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement and the shares of common stock issued upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics, a leader in neurotechnology, an emerging field driven by advances in neuroscience, computer science, and engineering, is focused on treating diseases and disorders of the nervous system. Cyberkinetics' first product, BrainGate™ Neural Interface System, is designed to give severely paralyzed individuals a long-term, direct brain-computer interface for the purpose of communication and control of a computer and other devices. Patients are currently being enrolled into a pilot clinical trial to test its safety and effectiveness. Cyberkinetics' intellectual property features key technologies licensed from Brown University, the Massachusetts Institute of Technology, Emory University, and the University of Utah. Cyberkinetics is headquartered in Foxborough, Massachusetts and conducts engineering and research in Salt Lake City, Utah. More information is available at www.cyberkineticsinc.com.

Forward Looking Safe Harbor Statement:
This news release contains "Forward Looking Statements." These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Forward-looking statements include, but are not limited to, statements concerning our future expectations, plans, prospects and future operating results as well as projections of cash and marketable securities and sufficiency of funding for capital expenditures. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including risks related to: our access to additional capital; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales and distribution of our products; our development of products; our ability to obtain and maintain patent protection for our discoveries and products; and our limited operating history; as well as those risks more fully discussed in the "Risk Factors" section of the Form 8-K filed with the Securities and Exchange Commission on October 8, 2004. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Media Contact: Kari Lampka MacDougall BioCommunications (508) 647-0209 klampka@macbiocom.com	Company Contact: Jessica Duda Cyberkinetics Neurotechnology Systems (508) 549-9981, ext 112 IR@cyberkineticsinc.com

Investor Relations Contact: Brian Korb Trout Group (212) 477-9007, ext 23 bkorb@troutgroup.com

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